UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2018

EXACTECH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	0-28240	59-2603930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2320 NW 66th Court Gainesville, Florida 32653
(Address of Principal Executive Office)

(352) 377-1140
Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Copies of all communications to:

Greenberg Traurig, LLP MetLife Building 200 Park Avenue New York, NY 10166 (212) 801-9200 Attn: Clifford E. Neimeth	Greenberg Traurig, P.A. 333 S.E. 2nd Avenue Suite 4400 Miami, FL 33131 (305) 579-0500 Attn: Jaret L. Davis Drew M. Altman
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
On February 14, 2018 (the “Closing Date”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of October 22, 2017 (the “Original Merger Agreement”), as amended by Amendment No. 1 thereto (“Amendment No. 1 to Merger Agreement), dated as of December 3, 2017 (as so amended, the “Merger Agreement”), by and among Osteon Holdings, L.P., a Delaware limited partnership (“Parent”), Osteon Merger Sub, Inc., a Florida corporation and indirect wholly owned subsidiary of Parent (“Merger Sub”), and Exactech, Inc., a Florida corporation (the “Company”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly owned subsidiary of Parent. As of the effective time of the Merger (the “Effective Time”), the Company became indirectly beneficially wholly owned by affiliates of TPG Capital (the “TPG Investors”) and certain management shareholders of the Company.
Item 1.02    Termination of a Material Definitive Agreement.
On the Closing Date, the Company repaid in full and terminated that certain Credit Agreement, dated December 17, 2015, by and among the Company, the lenders from time to time party thereto, JPMorgan Chase Bank, as Administrative Agent, JPMorgan Securities, as Lead Arranger and Lead Bookrunner, and Compass Bank, as Syndication Agent, as amended and supplemented (the “Credit Facility”). The Company repaid and terminated the Credit Facility in connection with the completion of the Merger.
The material terms of the Credit Facility are described in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed with the Securities and Exchange Commission (the “SEC”) on November 8, 2017 under “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources‑Long-term Debt.” Such description is incorporated herein by reference.
Item 2.01    Completion of Acquisition or Disposition of Assets.
The information set forth in the Introductory Note and in Items 3.03, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.
At the Effective Time, each outstanding share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) (other than any shares owned by holders properly exercising appraisal rights under Florida law (“Dissenting Shares”) and certain shares of Company Common Stock held by the Company’s founders and certain management shareholders (the “Rollover Investors”)) was cancelled and converted into the right to receive $49.25 in cash, without interest thereon (the “Merger Consideration”).
Immediately prior to the Effective Time, the Rollover Investors contributed certain shares of their Company Common Stock, at a valuation equal to or less than $49.25 per share, in exchange for new equity securities of Parent.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Original Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 23, 2017, and Amendment No. 1 to Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 4, 2017, each of which is incorporated herein by reference.
Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
The information set forth in the Introductory Note and Items 2.01 and 3.03 of this report is incorporated herein by reference.
On the Closing Date, the Company notified the NASDAQ Stock Market (“NASDAQ”) of the completion of the Merger, and requested that trading in the Company Common Stock be suspended and that the Company Common Stock be withdrawn from listing on NASDAQ effective as of the close of trading on the Closing Date. The Company also requested that NASDAQ file with the SEC a delisting application on Form 25 to delist the Company Common Stock from NASDAQ and deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company Common Stock was delisted effective as of the close of trading on the Closing Date.
The Company intends to file with the SEC a Form 15 to terminate or suspend its reporting obligations under Section 13(a) and 15(d) of the Exchange Act at the time such filing is permitted under SEC rules.
Item 3.03    Material Modification to Rights of Security Holders.
The information set forth in the Introductory Note and Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference. As a result of the Merger, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and certain excluded shares contributed to Parent by the Rollover Investors) was automatically canceled and ceased to exist, and was converted into the right to receive the Merger Consideration, less any applicable withholding taxes.
Each option to purchase shares of Company Common Stock (each a “Company Stock Option”), to the extent outstanding and unexercised as of immediately prior to the Effective Time, whether vested or unvested, was cancelled as of immediately prior to the Effective Time, and in consideration for such cancellation, the holder thereof is entitled to receive an amount in cash, without interest, equal to the product of (A) the excess, if any, of (y) the Merger Consideration over (z) the per share exercise price of such Company Stock Option multiplied by (B) the number of shares of Company Common Stock subject to such Company Stock Option, less any applicable withholding taxes. Each Company Stock Option with a per share exercise price that was equal to or greater than the Merger Consideration was cancelled immediately prior to the Effective Time with no consideration payable to the holder thereof.
Each share of Company Common Stock issued under the Company’s stock plans (“Company Restricted Stock”) that was outstanding immediately prior to the Effective Time became fully vested immediately prior to the Effective Time and will be treated as an outstanding share of Company Common Stock, and the holder thereof will be entitled to receive the Merger Consideration with respect thereto, less any applicable withholding.
Accordingly, as of the Effective Time, holders of Company Common Stock, Company Stock Options and Company Restricted Stock no longer have any rights with respect to such securities, other than their right to receive the Merger Consideration or, with respect to shareholders holding Dissenting Shares, rights to appraisal under applicable Florida law.
Item 5.01    Changes in Control of Registrant.
The information set forth in the Introductory Note and Items 2.01, 3.01 and 3.03 of this Current Report on Form 8-K is incorporated herein by reference. On the Closing Date, upon consummation of the Merger, the Company became an indirect wholly owned subsidiary of Parent. Parent is owned by the TPG Investors and the Rollover Investors.
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At the Effective Time, the Company’s Articles of Incorporation and bylaws were amended and restated to read as set forth in Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K, each of which is incorporated by reference in this Item 5.03.
Item 5.07     Submission of Matters to a Vote of Security Holders.
On February 13, 2018, the Company held a Special Meeting of Shareholders (the “Special Meeting”), at which holders of Company Common Stock as of January 12, 2018 voted on proposals to: (1) approve the Merger Agreement and the Merger, (2) approve, on an advisory (non-binding) basis, the compensation that will or may become payable to the named executive officers of the Company in connection with the Merger and (3) adjourn the Special Meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event that there are insufficient votes at the time of the Special Meeting to approve the proposal to approve the Merger Agreement and the Merger.
The final vote tally, as certified by American Stock Transfer & Trust Company, LLC, the inspector of elections for the Special Meeting, shows that the proposal to adopt the Merger Agreement was approved by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon, as required by Florida law.
The final vote tally also evidences approval of the proposals to (i) approve, on an advisory (non-binding) basis, the compensation that will or may become payable to the named executive officers of the Company in connection with the Merger and (ii) adjourn the Special Meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event that there are insufficient votes at the time of the Special Meeting to approve the proposal to approve the Merger Agreement and the Merger.
The final voting results on the proposals were as follows:
Proposal One:
To approve the Merger Agreement and the Merger.
The total number of shares of Company Common Stock entitled to vote on Proposal One were voted as follows:

For	Against	Abstentions	Broker Non-Votes
10,622,791	595,314	25,310	—
Proposal Two:
To approve, on an advisory (non-binding) basis, the compensation that will or may become payable to the named executive officers of the Company in connection with the Merger.
The total number of shares of Company Common Stock entitled to vote on Proposal Two were voted as follows:

For	Against	Abstentions	Broker Non-Votes
8,491,640	2,714,324	37,451	—
Proposal Three:
To adjourn the Special Meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event that there are insufficient votes at the time of the Special Meeting to approve the proposal to approve the Merger Agreement and the Merger.
The total number of shares of Company Common Stock entitled to vote on Proposal Three were voted as follows:

For	Against	Abstentions	Broker Non-Votes
10,853,863	364,696	24,856	—

Item 7.01    Regulation FD Disclosure.
On the Closing Date, the Company issued a press release announcing the closing of the Merger. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits
EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation of Exactech, Inc.
3.2	Bylaws of Exactech, Inc.
99.1	Press Release dated February 14, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACTECH, INC.

Date:	February 14, 2018	By:	/s/ Joel C. Phillips
Joel C. Phillips
Chief Financial Officer